REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS,
SELIGMAN FRONTIER FUND, INC.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Seligman Frontier Fund, Inc. as of October 31, 1999 and September 30, 1999, the related statements of operations for the one month ended October 31, 1999 and the year ended September 30, 1999 and of changes in net assets for the one month ended October 31, 1999 and for each of the years in the two-year period ended September 30, 1999, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1999 and September 30, 1999, by correspondence with the Fund's custodian and brokers; where replies were not received from brokers we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Seligman Frontier Fund, Inc. as of October 31, 1999 and September 30, 1999, the results of its operations, the changes in its net assets, and the financial highlights for each of the stated periods, all in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
November 19, 1999